PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

FS DEVELOPMENT CORP. II

P R O X Y C A R D

The undersigned appoints Dennis Ryan as proxy, with the power to appoint a substitute, and hereby authorizes such person to represent and to vote, as designated on the reverse side, all common stock of FS Development Corp. II ("**FS Development II**") which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on [ ], at [ ]. Eastern, virtually at [ ], or any postponement or adjournment thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the proxy's discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the accompanying proxy statement/prospectus and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5 and 6 (INCLUDING ALL SUB-PROPOSALS WITHIN SUCH PROPOSALS). PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

(Continued and to be marked, dated and signed on reverse side)

SEE REVERSE SIDE

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on [ ], at [ ] Eastern.

This notice of Special Meeting of Stockholders and accompanying Proxy Statement are available at:

Capitalized terms used but not defined in this Proxy Card have the meanings given to such terms in the Proxy Statement.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 THROUGH 6 BELOW.

Please mark vote as indicated in this example ☒

(1) to (a) adopt and approve the Merger Agreement and (b) approve the Business Combination (the "**Business Combination Proposal**"); FOR ☐ AGAINST ☐ ABSTAIN ☐

(2) to approve, assuming the Business Combination Proposal is approved and adopted, for purposes of complying with the applicable provisions of Nasdaq Stock Exchange Listing Rule 5635 (each, a "**Nasdaq Listing Rule**"), (a) the issuance of 32,500,000 newly issued shares of FS Development II Class A Common Stock in the Business Combination, (b) the issuance and sale of 7,500,000 newly issued shares of FS Development II Class A Common Stock in a private placement concurrent with the Business Combination and (c) the issuance and sale of up to 2,000,000 newly issued shares of FS Development II Class A Common Stock to the Sponsor, or affiliates of the Sponsor, concurrent with the Business Combination, in the event that the Trust Account (after giving effect to redemptions by stockholders of FS Development II) has a cash balance of less than $25,000,000, plus any additional shares pursuant to subscription agreements we may enter into prior to Closing, to the extent such issuances would require a stockholder vote under the applicable Nasdaq Listing Rule (the "**Nasdaq Stock Issuance Proposal**"); FOR ☐ AGAINST ☐ ABSTAIN ☐

(3) to amend and restate, and further amend, FS Development Corp. II's certificate of incorporation as follows (such amended and restated and further amended certificate of incorporation referred to herein as the "**Proposed Charter**") (the following proposals, the "**Charter Amendment Proposals**"):

(a) **Charter Amendment Proposal A** — to approve, assuming the Business Combination Proposal is approved and adopted, a proposed second amended and restated certificate of incorporation, which will amend and restate FS Development Corp. II's current certificate of incorporation, dated February 16, 2021 (the "**Current Charter**"), and which proposed second amended and restated certificate of incorporation will be in effect upon the closing of the Business Combination (the "**Closing**"); and FOR ☐ AGAINST ☐ ABSTAIN ☐

(b) **Charter Amendment Proposal B** — to approve and adopt a proposed amendment to the second amended and restated certificate of incorporation to increase the number of shares of FS Development II Class A Common stock from 100,000,000 to 250,000,000 and the total number of authorized shares from 110,000,000 (following approval of Charter Amendment Proposal A) to 260,000,000, which proposed amendment to the second amended and restated certificate of incorporation will be in effect upon the Closing; (FOR CLASS A COMMON STOCK HOLDERS ONLY) FOR ☐ AGAINST ☐ ABSTAIN ☐

(4) to approve, on a non-binding advisory basis, the following material differences between the Proposed Charter and the Current Charter, which are being presented in accordance with the requirements of the Securities and Exchange Commission as five separate sub-proposals (the "**Advisory Charter Proposals**"):

(a) **Advisory Charter Proposal A** — to increase the authorized shares of FS Development II Class A Common Stock to 250,000,000 shares (if Charter Amendment Proposal B passes). If Charter Amendment Proposal B does not pass, the authorized shares of FS Development II Class A Common Stock will remain 100,000,000 shares; FOR ☐ AGAINST ☐ ABSTAIN ☐

(b) **Advisory Charter Proposal B** — to increase the authorized shares of "blank check" preferred stock that the Combined Entity's board of directors could issue to discourage a takeover attempt to 10,000,000 shares; FOR ☐ AGAINST ☐ ABSTAIN ☐

(c) **Advisory Charter Proposal C** — to provide that certain amendments to provisions of the Proposed Charter will require the approval of at least 66⅔% of the Combined Entity's then-outstanding shares of capital stock entitled to vote on such amendment; FOR ☐ AGAINST ☐ ABSTAIN ☐

(d) **Advisory Charter Proposal D** — to make the Combined Entity's corporate existence perpetual as opposed to FS Development II's corporate existence, which is required to be dissolved and liquidated 24 months following the closing of its initial public offering and to remove from the Proposed Charter the various provisions applicable only to specified purpose acquisition corporations contained in the Current Charter; and FOR ☐ AGAINST ☐ ABSTAIN ☐

(e) **Advisory Charter Proposal E** — to provide that any amendment to the Amended Bylaws will require the approval of at least 66⅔% of the Combined Entity's then-outstanding shares of capital stock entitled to vote on such amendment, provided that if the board of directors of the Combined Entity recommends approval of such amendment, such amendment will require the approval of a majority of the Combined Entity's then-outstanding shares of capital stock entitled to vote on such amendment; FOR ☐ AGAINST ☐ ABSTAIN ☐

(5) to approve, assuming the Business Combination Proposal is approved and adopted, the 2021 Stock Option and Incentive Plan a copy of which is appended to the accompanying proxy statement/prospectus as *Annex E*, which will become effective the day prior to the Closing (the "**Incentive Plan Proposal**"); and FOR ☐ AGAINST ☐ ABSTAIN ☐

(6) to approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve the Business Combination Proposal, the Nasdaq Stock Issuance Proposal, the Charter Amendment Proposals, the Advisory Charter Proposals, or the Incentive Plan Proposal, or we determine that one or more of the closing conditions under the Business Combination is not satisfied or waived. FOR ☐ AGAINST ☐ ABSTAIN ☐

Date:______________________________, 2021

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(Signature)

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(Signature if held Jointly)

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If stockholder is a partnership, sign in partnership name by an authorized person, giving full title as such.